UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

__________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 8.01 below is incorporated by reference in this Item 5.02.

Item 8.01	Other Events

On April 19, 2013, Pernix Therapeutics Holdings, Inc. (the “Company”) appointed Brian Dorsey, age 44, as the Company’s new Senior Vice President, Research & Development.  Prior to his appointment as the Company’s Senior Vice President, Research & Development, Mr. Dorsey served as Senior Vice President, Technical Operations of Somaxon Pharmaceuticals, Inc. from April 2010 until the Company’s acquisition of Somaxon in March 2013.  Mr. Dorsey joined Somaxon as Executive Director, Manufacturing and Program Management in March 2005. He was later promoted to Vice President, Manufacturing and Program Management in November 2006, and was named Vice President, Product Development in January 2007. From April 2002 to March 2005, Mr. Dorsey served as Head of Project Management, Medical Writing and Library Services at Maxim Pharmaceuticals Inc., a biopharmaceutical company. From May 2001 to April 2002, Mr. Dorsey served as Director, Head of Biopharmaceutical Project Management at Baxter Bioscience, a division of Baxter Healthcare Corporation. Previously, Mr. Dorsey served as a Global Project Leader/Project Director at Pfizer Global Research and Development (Agouron). Mr. Dorsey received his B.S. in chemistry and his Masters degree in executive leadership, both from the University of San Diego.

Pursuant to the terms of an offer letter between Mr. Dorsey and the Company, Mr. Dorsey will receive a base salary of $285,000.00 per year.  Additionally, the Company will grant Mr. Dorsey a restricted stock award of 50,000 shares of the Company’s common stock upon commencement of his employment with the Company.  The restricted shares will vest in equal one-third installments on each of the first, second and third anniversaries from the date of grant.  The Company will grant Mr. Dorsey an additional restricted stock award of 50,000 shares of the Company’s common stock upon the final requisite regulatory approval of the marketing and sale of the Company’s Silenor product as an “over-the-counter” pharmaceutical product in the United States, provided that the value of such shares shall not exceed $1 million, valued as of the date immediately preceding issuance.  The Company also agreed to pay Mr. Dorsey the severance compensation accrued to him as a result of his employment relationship with Somaxon Pharmaceuticals, Inc. prior to its acquisition by the Company in 2013, provided that the Company may pay up to one half of such compensation in the form of a restricted stock award under the Company’s equity incentive plans.  Additionally, in the event Mr. Dorsey’s employment is terminated by the Company without cause or by Mr. Dorsey for “good cause,” Mr. Dorsey will be entitled to severance equal to one year’s annual base salary plus the cost of one year of health benefits and his equity awards will vest.

The foregoing description of the offer letter is qualified in its entirety by the full text of the offer letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits.

Exhibit Number	Description

10.1	Offer Letter dated April 19, 2013 by and between Pernix Therapeutics Holdings, Inc. and Brian Dorsey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: April 23, 2013	By:	/s/ Cooper C. Collins
Cooper C. Collins
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter dated April 19, 2013 by and between Pernix Therapeutics Holdings, Inc. and Brian Dorsey